EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Liberty Global, Inc.:
We consent to the incorporation by reference in the following registration statements of Liberty Global, Inc. and subsidiaries of our report dated March 11, 2005, except as to Note 23, which is as of April 27, 2005, and Notes 20 and 24, which are as of September 20, 2005, with respect to the consolidated balance sheets of Liberty Media International, Inc. and subsidiaries as of December 31, 2004 and 2003, and the related consolidated statements of operations, comprehensive earnings (loss), stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2004, which report appears in the September 23, 2005, Form 8-K of Liberty Global, Inc.
Our report refers to a restatement of the consolidated financial statements of Liberty Media International, Inc. as of and for the year ended December 31, 2004.

Registration
Form	Statement No.	Description
S-3	333-125927	Registration of Class A Common Stock
S-8	333-125930	Liberty Media 401(k) Savings Plan — Puerto Rico
S-8	333-125941	UnitedGlobalCom, Inc. 2003 Equity Incentive Plan, UnitedGlobalCom, Inc. 1993 Stock Option Plan, UnitedGlobalCom, Inc. Stock Option Plan for Non-Employee Directors effective June 1, 1993, UnitedGlobalCom, Inc. Stock Option Plan for Non-Employee Directors effective March 20, 1998, Liberty Media International, Inc. Transitional Stock Adjustment Plan
S-8	333-125943	Liberty Global, Inc. 2005 Incentive Plan
S-8	333-125946	Liberty Global, Inc. 2005 Non-Employee Director Incentive Plan
S-8	333-125962	UnitedGlobalCom, Inc. 401(k) Savings and Stock Ownership Plan
S-8	333-128034	UnitedGlobalCom, Inc. 401(k) Savings and Stock Ownership Plan
S-8	333-128035	UnitedGlobalCom, Inc. 2003 Equity Incentive Plan, UnitedGlobalCom, Inc. 1993 Stock Option Plan, UnitedGlobalCom, Inc. Stock Option Plan for Non-Employee Directors effective June 1, 1993, UnitedGlobalCom, Inc. Stock Option Plan for Non-Employee Directors effective March 20, 1998, Liberty Media International, Inc. Transitional Stock Adjustment Plan
S-8	333-128036	Liberty Media 401(k) Savings Plan — Puerto Rico
S-8	333-128037	Liberty Global, Inc. 2005 Incentive Plan
S-8	333-128038	Liberty Global, Inc. 2005 Non-Employee Director Incentive Plan

KPMG LLP

Denver, Colorado
September 20, 2005